UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	November 5, 2004

Regency Affiliates, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-7949	72-0888772
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

610 N.E. Jensen Beach, Florida	34957
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (772) 334-8181

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 8.01 Other Events.

On November 9, 2004, the Company announced that the Court in the action entitled Gatz et al. v. Ponsoldt, Sr., et al., pending in the New Castle County Court of Chancery, Delaware, dismissed all but one claim alleged in the complaint. Please see the press release attached hereto for more information.

Item 9.01 Financial Statement and Exhibits.

99.1 Press release dated November 9, 2004, issued by Regency Affiliates, Inc., announcing the dismissal of various claims.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY AFFILIATES, INC.

By: /s/ Laurence S. Levy
Name: Laurence S. Levy
Title: President

Date: November 9, 2004